Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PeerLogix, Inc. (the “Company”) on Form 10-K for fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William Gorfein, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

/s/ William Gorfein

William Gorfein

Chief Executive Officer and Principal Financial Officer

April 14, 2016